Exhibit 10.3

DEVELOPMENT WORK AGREEMENT

THIS DEVELOPMENT WORK AGREEMENT ("Agreement") is made and entered into this 15TH day of January, 2010, by and between GINN-LA WILDERNESS LTD., LLLP (“Seller”), a Georgia limited liability limited partnership and VR PRESERVE DEVELOPMENT, LLC (“Buyer”), a Florida limited liability company.

W I T N E S S E T H:

WHEREAS, Seller was the master developer of certain real property located in the residential community commonly known as Tesoro Preserve (the “Project”) and being located in St. Lucie County, Florida;

WHEREAS, the Project was subdivided into residential lots, common areas and other parcels and open space;

WHEREAS, of even date, Seller has conveyed to Buyer and certain affiliates of Buyer that portion of the Project described on Exhibit A attached hereto and by this reference made a part hereof (the “Property”), which includes 82 single family residential lots and approximately 7 acres of commercially zoned land; and

WHEREAS, in accordance with that certain Contract for Sale and Purchase (Tesoro Preserve) dated December 31, 2009 between Seller and Seaboard Home Building, Corp., as amended and assigned (collectively, the “Contract”), Buyer has agreed to undertake and pay the costs and expenses relating to certain development work at the Project, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, Ten and No/100 Dollars ($10.00) in hand paid by the parties, one to the other and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

1. Development Work.

(a) Scope of Development Work.  Buyer, for itself and its successors and assigns, hereby covenants and agrees that Buyer shall construct, install and complete or cause the construction, installation and completion of those improvements and matters described below (the "Development Work").

i) Social Club Work.  Buyer shall construct on that portion of the Project more particularly identified on Exhibit B attached hereto and by this reference made a part hereof certain improvements which will constitute a social club for the owners and residents of the Project.  Such improvements shall be a clubhouse, a swimming pool, two (2) tennis courts and all utilities necessary for the operation and use of the clubhouse, swimming pool and tennis courts (collectively, the “Social Club Improvements”; the construction of the Social Club Improvements is herein the “Social Club Work”).

ii) Road Work.  Buyer shall install the final lift of asphalt on those roads and sidewalks located within the Project as shown in Tesoro Preserve Plat No. 5, recorded in Plat Book 54, Pages 38 and 39 (the “Road Work”).

iii) Entry Work.  Buyer shall design, construct and complete an entry gate and landscaping on that portion of the Project more particularly identified in Exhibit B (the “Entry Work”).

iv) Permits.  Seller has obtained the permits described in Exhibit C attached hereto and by this reference made a part hereof as “SFWMD Permits” and “Corp Permits” (collectively, the “Wetlands Permits”) relating to wetlands on or with respect to the Project.  Seller, in accordance with the terms of the Contract, intends to transfer and assign or cause to be transferred and assigned the Wetlands Permits to Buyer and Buyer, in accordance with the terms of the Contract, intends to assume the Wetlands Permits.

SFWMD has issued a letter of non-compliance with respect to the SFWMD Permit identified as No. 56-01506-P, Application No. 040712-15, as modified by Application No. 020726-8; said letter  being described in Exhibit C hereto.  Within the time frame established by SFWMD and/or the Corp, as applicable, but in all events on or before the expiration of the time period set forth in the Development Work Construction Schedule (hereinafter defined), Buyer shall correct all violations listed in the letter of non-compliance from SFWMD (the "Wetlands Work").

(b) Affirmative Performance Covenants.

i) Buyer shall:

(A) timely apply for and obtain all permits and approvals necessary to undertake the Development Work;

(B) after issuance of required permits and approvals and in accordance with the Development Work Construction Schedule or other applicable timing requirements, timely commence construction of the Development Work and diligently and continuously pursue completion of the Development Work, subject to Force Majeure Events (hereinafter defined);

(C) insure that the quality of the Development Work shall be good and workmanlike and in compliance with all permits, ordinances, building codes, procedures, rules, regulations, laws and requirements of the applicable governmental jurisdictions exercising control over and approval of all or any portion of the Project and/or the Development Work;

(D) perform all Development Work in accordance with the approved plans therefore; and

(E) except to the extent of good faith and diligent contest, timely comply with all regulations, laws and requirements of applicable governmental jurisdictions having control and/or approval rights with respect to any plans, permits or plats relating to the Development Work.

ii) Buyer hereby indemnifies, holds harmless and agrees to defend Seller from and against any and all claims, suits, actions, demands (including, without limitation, third party claims, losses, costs, claims, damages, expenses and liabilities of whatsoever nature) which may be asserted against Seller or which Seller may incur as a result of the Development Work undertaken by Buyer, including, without limitation, any personal injury or death or damage to property and all costs and expenses of litigation, arbitration, mediation and/or other formal or informal dispute resolution (including, without limitation, reasonable attorneys' fees and expenses and expert or consultants fees incurred by Seller in defense against any of the foregoing matters); provided, however, that nothing herein shall be construed as an indemnity against any losses, costs, claims, damages, expenses or liability which arise as a result of the gross negligence or willful misconduct of Seller.  The provisions of this subparagraph shall survive the termination or expiration of this Agreement.

iii) Buyer acknowledges that Seller has closed the sale of 358 lots within the Project to third party purchasers.  Certain portions of the Development Work are obligations of Seller to those purchasers.  Buyer hereby indemnifies, holds harmless and agrees to defend by counsel acceptable Seller and Buyer, Seller from any and all claims, causes of action, suits, costs, expenses, damages and other liabilities which arise or occur as a result of Buyer’s failure to timely complete the Development Work, including without limitation, any claims or actions by any existing lot owners arising from the failure to complete the Development Work.  The provisions of this subparagraph shall survive the termination or expiration of this Agreement.

(c) Seller hereby indemnifies, holds harmless and agrees to defend Buyer from and against any and all claims, suits, actions, demands (including, without limitation, third party claims, losses, costs, claims, damages, expenses and liabilities of whatsoever nature) which may be asserted against Buyer or which Buyer may incur as a result of or arising from any improvements, maintenance, or development work undertaken by Seller at the Project prior to the Closing, including, without limitation, any claims or actions by any existing lot owners, any personal injury or death or damage to property, and all costs and expenses of litigation, arbitration, mediation and/or other formal or informal dispute resolution (including, without limitation, reasonable attorneys’ fees and expenses and expert or consultants fees incurred by Seller in defense against any of the foregoing matters); provided, however, that nothing herein shall be construed as an indemnity against any losses, costs, claims, damages, expenses or liability which arise as a result of the gross negligence or willful misconduct of Buyer which shall include, without limitation Buyer’s failure to timely complete the Development Work.  The provisions of this subparagraph shall survive the termination or expiration of this Agreement.

2. Construction Schedule for Development Work.  Buyer, subject to Force Majeure Events, shall commence construction of all components of the Development Work on or before January 15, 2012 and shall complete all of the Development Work on or prior to January 15, 2013 (the “Development Work Construction Schedule”).

3. Plans and Permits.

(a) Social Club Plans. Seller has prepared that certain Tesoro Preserve PUD Parcel G Site Plan dated September 6, 2006, prepared by Culpepper and Terpening, Project 04-035 and that certain Tesoro Preserve Social Clubhouse Construction Plan prepared by Peacock + Lewis (collectively, the “Social Club Plans”) for the Social Club Improvements.  Seller acknowledges that Buyer intends to value engineer the Social Club Plans and to present to Seller for its review and approval, prior to submission of the same to all governmental authority for permitting, revised Social Club Plans, a construction schedule for the Social Club Improvements and a budget for the cost of construction, completion and furnishing of the Social Club Improvements.

(b) Road Work Plans.  Buyer agrees that the installation of the Road Work shall be performed in accordance with those certain Construction Plans for Tesoro Preserve P.U.D. Parcels G and H, prepared for The Ginn Corporation, prepared by Culpepper and Terpening and consisting of Sheets 1 - 23.

(c) Entry Work Plans.  Buyer shall prepare plans and specifications, a construction schedule and a budget for the Entry Work and, prior to submission of the same to a governmental authority for permitting, shall submit the same to Seller for Seller’s approval.

(d) Wetlands Work.  Seller has completed certain design work necessary for the Wetlands Work and such design work is included as part of the SFWMD Permits. Buyer intends to work with SFWMD to refine the work to be undertaken pursuant to the SFWMD Permits.  Buyer, prior to commencement of the Wetlands Work shall provide to Seller for Seller’s approval any revised plans, a budget and schedule for completion of the Wetlands Work.

4.  Development Work Costs and Security.

(a) Secured Work Cost.  Buyer and Seller agree that the projected cost of the Social Club Work is Five Hundred Seventy-Nine Thousand and No/100 Dollars ($579,000.00) and the projected cost of the Entry Work is Thirty-Five Thousand and No/100 Dollars ($35,000.00) [such projected costs are hereinafter referred to as the “Secured Work Costs”].

(b) Social Club Work and Entry Work Security.

i) Simultaneous with the execution of this Agreement and as security for Buyer’s obligation hereunder with respect to the Social Club Work and the Entry Work, Buyer has deposited in escrow with Old Republic National Title Insurance Company (“Escrow Agent”) the sum of Six Hundred Fourteen Thousand and No/100 Dollars ($614,000.00), (the "SCW/EW Security").  Escrow Agent will disburse the SCW/EW Security in accordance with the draw procedures set forth in that certain escrow agreement of even date among Seller, Buyer and Escrow Agent (the “SCW/EW Escrow Agreement”).

ii) In the event the final budget approved by Seller and Buyer for the Social Club Work or the Entry Work, as applicable, shall exceed the projected costs for such portion of the Development Work as set forth in Section 4(a), then within five (5) business days subsequent to the approval of the final budget for the Social Club Work or the Entry Work, as applicable, Buyer shall deposit additional cash as part of the SCW/EW Security equal to the difference in the amount of the final budget for such Development Work item and the amount of the Secured Work Costs for such item set forth in Section 4(a).

iii) Buyer, in accordance with draw procedures set forth in the SCW/EW Escrow  Agreement, shall be authorized and permitted to utilize the SCW/EW Security solely to pay the Secured Work Costs incurred in connection with the Social Club Work or the Entry Work, as appropriate

(c) Wetlands Work Security.  Simultaneous with the execution of this Agreement and as security for Buyer’s obligations under the Contract (hereinafter defined) and this Agreement relating to the Wetlands Permits, the SFWMD Bond (as defined in the Contract) and the Wetlands Work, Buyer has deposited with Escrow Agent the sum of Seven Hundred Twenty Thousand One Hundred Thirty-Seven and N/100 Dollars ($720,137.00) [the “SFWMD Security”].  Escrow Agent will disburse the SFWMD Security in accordance with the terms and conditions set forth in that certain escrow agreement of even date among Seller, Buyer and Escrow Agent (the “SFWMD/City Bonds Escrow Agreement”).

(d) Road Work Security.  Simultaneous with the execution of this Agreement and as security for Buyer’s obligations under the Contract and this Agreement relating to the City Bond (as defined in the Contract) and the Road Work, Buyer has deposited with Escrow Agent the sum of Sixty-Six Thousand One Hundred Twenty Eight and 40/100 Dollars ($66,128.40) (the “City Security”).  Escrow Agent will disburse the City Security in accordance with the terms and conditions set forth in the SFWMD/City Bonds Escrow Agreement.

(e) Pursuant to the terms of the Contract, Buyer is to deliver to SFWMD and the City certain security relating to the SFWMD Bonds and the Wetlands Work and the City Bond, as applicable.  Buyer and Seller acknowledge that upon completion of all documentation relating to such Security and the acceptance thereof by the applicable governmental agencies, the Wetlands Work Security as described in Section 4(c) and the Road Work Security (as described in Section 4(d) shall be transferred to such governmental agencies, as appropriate or released as provided in the SFWMD/City Bonds Escrow Agreement.

5. Review of Development Work.  Buyer, from and after commencement of construction of any portion of the Development Work, shall update Seller monthly on the status of the Development Work.  Seller, from time to time, shall have the right, but not the obligation, to review Buyer's construction of the Development Work.  Buyer and its contractors shall provide reasonable access to Seller, Seller's employees, consultants and representatives to inspect the Development Work; provided, however, that such access shall not unreasonably interfere with Buyer's construction of the Development Work.  In the event Seller determines that all or any portion of the Development Work has not been commenced or completed within sixty (60) days subsequent to the date set forth in the Development Work Construction Schedule for such commencement or completion, other than by virtue of a Force Majeure Event, or that the Development Work is not being completed in accordance with the respective plans therefor, Seller may give notice to Buyer (a "Defect Notice") of such defect (a "Defect") and Buyer immediately shall cause the Defect to be cured or corrected within thirty (30) days subsequent to the date of the Defect Notice or such longer period as may be reasonably required to effect such cure or correction so long as Buyer commenced and diligently pursued cure during the initial thirty (30) day period, but in no event in excess of sixty (60) days in the aggregate.

6. Completion of Development Work.

(a) Buyer shall be deemed to have completed the following portions of the Development Work upon the occurrence of the following with respect to the below listed portion of the Development Work:

i) Social Club Work.  A certificate of occupancy shall be issued for the clubhouse and a copy thereof delivered to Seller, the swimming pool and tennis courts shall be open for use by owners and residents of the Project and all permits and licenses for such use shall be issued and in force, all utilities necessary for the operation and use of the clubhouse, swimming pool and tennis courts shall be installed and operations, and the draw request which contains the final payments for the Social Club Work shall have been funded.

ii) Road Work.  The City shall issue written acceptance of the Road Work and a copy thereof shall be delivered to Seller.

iii) Entry Work.  The Entry Work shall have been completed in accordance with the approved plans therefor, including the installation of all landscaping, and Buyer shall have provided to Seller evidence of such completion.  Also, the draw request which contains the final payment for the Entry Work shall have been funded.

iv) Wetlands Work.  SFWMD and/or the Corp., as appropriate, shall provide written evidence of completion of the Wetlands Work and a copy thereof shall be delivered to Seller.

(b) Buyer shall provide written notice to Seller upon completion of each portion of the Development Work.  Buyer and Seller agree that upon completion of the Development Work, or any portion thereof, that the improvements so completed, and in some instances the land upon which such improvements are located, are to be conveyed to Tesoro Preserve Owners Association, Inc. (the "Association") and are to be designated, pursuant to the Master Declaration (hereinafter defined) as "Association Property".  Buyer shall take such actions as are necessary and appropriate to cause such conveyances as soon as practical after completion of the applicable Development Work.

(c) Upon completion of the Development Work, Buyer, as declarant under that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for Tesoro Preserve, as amended and assigned from time to time (collectively, the "Master Declaration"), shall designate as "Association Property" the land to be conveyed pursuant to Section 6(b) and shall file in the Official Records of St Lucie County an appropriate amendment to the Master Declaration reflecting such designation.

(d) Upon completion of the Development Work, Buyer, to the extent the same are assignable or Buyer can cause such warranties or guarantees to be assigned, shall assign to the Association, all warranties and guarantees relating to the improvements which are conveyed to the Association.  The Association shall have the right to pursue in the place of Buyer claims, demands, actions, losses and causes of action against the contractor, subcontractors and suppliers involved in or responsible for the Development Work.

7. Maintenance of Improvements.  The improvements constructed by Buyer as part of the Development Work shall be maintained by Buyer or by the person or entities required to maintain such improvements under the Master Declaration.  Seller shall have no responsibility for the maintenance of any improvements constructed as part of the Development Work.

8. Default.

(a) Buyer Default.

i) In the event Buyer, other than for reasons due to a Force Majeure Event, (i) shall fail to obtain the permits or approvals necessary to undertake the Development Work, or (ii) shall fail to caused to be prepared any plans necessary to undertake the Development Work or (iii) shall fail to timely cure a Defect which Buyer is required to cure pursuant to Section 5 or (iv) shall cease construction of the Development Work for more than thirty (30) consecutive days, or (v) shall fail to pay contractors after the funding to Buyer of a draw under the Security, then Buyer shall be in default under this Agreement (a "Construction Default").  Upon the occurrence of a Construction Default, Seller shall provide Buyer with written notice of such Construction Default and Buyer shall have ten (10) days following receipt of such notice or such longer period as is necessary to cure such Construction Default if Buyer shall commence to cure such Construction Default within said ten (10) day period and shall diligently pursue the cure of such Construction Default, provided, however, in no event shall the cure period be in excess of sixty (60) days in the aggregate.  In the event Buyer fails to cure such Construction Default within said period, then,  Seller, at its option, may undertake to complete the Development Work (the "Self-Help Right").  In the event Seller shall exercise the Self-Help Right, Seller shall be entitled, in accordance with the Escrow Agreement, to have the costs of the Social Club Work and the Entry Work paid from the Security and in accordance with the Trust Agreements, to have the costs of the Wetlands Work and Road Work paid from the Trust Accounts.  Buyer shall remain liable, notwithstanding the Construction Default, for any cost overruns in connection with Seller's completion of the Development Work.

ii) In the event Buyer shall fail to undertake its obligations under Section 6(b) in a timely manner, and such failure continues for thirty (30) days subsequent to receipt by Buyer of written notice of such failure from Seller, then Buyer shall be in default under this Agreement (a "Buyer Conveyance Default").  Upon the occurrence of a Buyer Conveyance Default, Seller shall have the right to execute any and all documents and instruments necessary to cure the Buyer Conveyance Default.  In furtherance of the remedy above, Buyer hereby constitutes and appoints Seller as Buyer's agent and attorney-in-fact to execute such documents and instruments as are needed to cure the Buyer Conveyance Default and Buyer hereby ratifies and confirms all of the acts and doings of Seller as Buyer's agent and attorney-in-fact.  Seller's agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by insolvency, incompetency, death or otherwise, and shall not be exhausted until all of the conveyances required to be undertaken by Buyer pursuant to Section 6(b) are completed.  Notwithstanding the foregoing, the power of attorney granted Seller herein may not be utilized by Seller to in any way increase the liabilities or reduce the rights of Buyer under this Agreement or any related agreements.  The exercise of the power of attorney herein granted Seller is merely to ministerially implement the provisions of Section 6(b).

iii) In addition to the foregoing rights and remedies, upon a default by Buyer hereunder, which continues for fifteen (15) days subsequent to the delivery of a written notice from Seller to Buyer of such default, Seller may exercise any other right or remedy allowed at law or in equity.

iv) The remedies set forth in Section 8(a)(i) - (iii) above are the sole and exclusive remedies for a default by Buyer hereunder.  The rights and remedies of Seller as set forth herein may be exercised as often as occasion therefor shall arise, it being agreed by Buyer that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof.  In the event Seller, as a result of Buyer's default hereunder, shall seek to recover damages from Buyer, such damage claim shall be limited, in all events, to actual damages, exclusive of consequential damages, special damages and punitive damages.

9. Further Assurances.  Buyer and Seller agree that each, from time to time, upon a reasonable request of the other party, shall take such further actions and execute, acknowledge and deliver such further instruments, assignments, deeds and other documents as may be reasonably required for the fulfillment of the agreements set forth herein.

10. Force Majeure.  As used herein, a "Force Majeure Event" shall include only the following:  a delay due to acts of God (including, without limitation, hurricane, tropical storm or tornado), fire, explosion or similar casualty, sabotage, theft, vandalism, riot or civil commotion, strike, lockout, labor discord, government restrictions or delay, stays, judgments, orders, decrees, enemy action, work stoppages, concealed or latent physical conditions encountered during performance of the Development Work, delay caused by third parties or shortages in or inability to obtain materials, supplies or laborers necessary to undertake the Development Work, including disputes with contractors, suppliers and vendors, and similar causes beyond the reasonable control of the obligated party and not arising out of (a) the negligence, willful misconduct or illegal act of any obligated party, or (b) any cause or circumstance resulting from the insolvency, bankruptcy or lack of fund of any obligated party.  Any extension of any date set forth in the Development Work Construction Schedule due to a Force Majeure Event shall be only for delay in performance that is an actual and direct result of such Force Majeure Event.  Buyer shall make any claim for an extension due to Force Majeure in writing within twenty (20) business days subsequent to the occurrence for which Buyer is making such claim.  Such notice shall specify in detail the cause of the claimed delay and shall identify the specific portion of the Development Work which has been delayed.  In the event of a continuing delay, only one notice is required.

11. Cooperation in Good Faith.  Buyer and Seller agree to cooperate and work in good faith in order to carry out the terms of this Agreement.

12. Notice.  All notices shall be in writing and shall be deemed to have been properly given on the earlier of (i) when delivered in person, (ii) when deposited in United States mail with adequate postage and sent by registered or certified mail with return receipt requested to the appropriate party at the address set forth below or (iii) when deposited with Federal Express, UPS, Express Mail or other overnight delivery service for next day delivery, addressed to the appropriate party at the address set out below.

If to Seller:

Ginn-LA Wilderness, Ltd., LLLP
1 Hammock Beach Parkway
Palm Coast, FL 32137
Attn:  Edward R. Ginn, III

With copies to:
Morris, Manning & Martin, LLP
3343 Peachtree Road, Suite 1600
Atlanta, Georgia 30326
Attn: Jeanna Brannon, Esq.

Lubert-Adler Partners, L.P.
171 17th Street
Suite 1575
Atlanta, GA 30363
Attn:  Neill Faucett

Lubert-Adler Partners, LP
The Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2868
Attn: Stuart A. Margulies

If to Buyer:

VR Preserve Development, LLC
1804 North Dixie Highway
Suite A
West Palm Beach, Florida 33407
Attn:  Joseph C. Visconti

With a copy to:
Curtis Shenkman, Esq.
DeSantis, Gaskill, Smith & Shenkman, P.A.
11891 US Highway One, Suite 100
North Palm Beach, FL 33408

Rejection or other refusal by the addressee to accept delivery of notice or the inability of the courier service or the United States Postal Service to effect delivery due to a change of address of which no notice was given, shall be deemed to be receipt of the notice sent.  Any party shall have the right, from time to time, to change the address to which notices to it shall be sent by giving to the other party or parties at least ten (10) days prior notice of the changed address in accordance with this Section 12.

13. Successors and Assigns.  Neither Buyer nor Seller shall assign this Agreement or any of its rights, duties or obligations hereunder except with the prior written consent of the other party and any attempted assignment shall be null and void.

14. Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement between Buyer and Seller relating to the Development Work and may not be amended, waived or discharged except by an instrument in writing executed by the party against which enforcement of such amendment, waiver or discharge is sought.  In the event there is a conflict between the terms of that certain Contract for Sale and Purchaser (Tesoro Preserve) dated December 31, 2009, as amended and assigned between Seller and Buyer (the “Contract”) and this Agreement, the terms and conditions of this Agreement shall prevail.

(b) Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and a valid, legal and enforceable substitute provision shall be agreed upon by the parties and become a part of the contract in lieu of the invalid, illegal or unenforceable provision, or, in the event a valid, legal and enforceable substitute provision cannot be crafted, this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

(c) Governing Law; Consent to Personal Jurisdiction.  The parties agree that the interpretation or construction of this Agreement, and the rights and liabilities of the parties, shall be determined in accordance with substantive laws of the State of Florida, without regard to its choice of law principles.  The parties hereby consent to personal jurisdiction in the United States District Court for the Southern District of Florida, West Palm Beach Division; provided, however, that the parties agree that any and all disputes hereunder shall be litigated in the United States District Court for the Southern District of Florida, to the extent such court has jurisdiction over such dispute.

(d) Captions.  The captions used in this Agreement are for convenience only and shall not limit, enlarge or be deemed to interpret the provisions of the Agreement.  All personal pronouns used whether in the masculine, feminine or neuter gender, shall include all other genders.  The singular shall include the plural and the plural shall include the singular unless the context shall indicate or specifically provide to the contrary.

[Signatures on following page]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first above written.

SELLER: GINN-LA WILDERNESS LTD., LLLP, a Georgia limited liability limited partnership	BUYER: VR PRESERVE DEVELOPMENT, LLC, a Florida limited liability company
By: Ginn-Wilderness GP, LLC, a Georgia limited liability company, general partner By: Edward R. Ginn III, Manager	By:ValueRich, Inc., a Delaware Corporation, as managing member By: Joseph C. Visconti, Authorized Representative of managing member

SIGNATURE PAGE FOR DEVELOPMENT WORK AGREEMENT

EXHIBITS

Exhibit A	Legal Description of the Property
Exhibit B	Location of Social Club Improvements and Entry Work
Exhibit C	Permits

Tesoro Preserve Total Legal

EXHIBIT A

PARCEL 1:

Tract C, Tesoro Preserve Plat No. 2, according to the map or plat thereof as recorded in Plat Book 44, Page 15, Public Records of St. Lucie County, Florida.

TOGETHER WITH

PARCEL 2:

Lots 45, 78, 208, 252, 261, Tesoro Preserve Plat No. 2, according to the map or plat thereof as recorded in Plat Book 44, Page 15, Public Records of St. Lucie County, Florida.

and

Lot 29, Block 11, First Replat of River Point P.U.D., according to the map or plat thereof as recorded in Plat Book 41, Page 21, Public Records of St. Lucie County, Florida.

and

Lots 1, 2, 3, 4, 5, 12, 14, 16, 18, 20, 22, 23, and 40A, Tesoro Preserve Plat No. 3, according to the map or plat thereof as recorded in Plat Book  51, Page 1, Public Records of St. Lucie County, Florida.

TOGETHER WITH

PARCEL 3:

All of the First Replat of River Point P.U.D., according to the Plat thereof recorded in Plat Book 41, Page 21, 21a through 21o, Public Records of St. Lucie County, Florida, less and except:  Tract E; Tract H; Tract J; Tract I; Lots 9 through 19 of Block 1; Lots 1 through 22 of Block 2; Lots 1 through 8 of Block 3; Lots 1 through 30 of Block 4; Lots 1 through 24, Block 5; Lots 1 through 2 of Block 6; Lots 1 through 50 of Block 7; Lots 1 through 19 of Bock 8; Lot 7 of Block 10; Lot 41 of Block 11; Lot 27 of Block 12; Lots 1 through 13 of Block 13; Lots 1 through 30 of Block 14; Lots 1 through 19 of Block 15 and the following Water Management Easements; WME-1, WME-2, WME-2A, WME-2B, WME-2C, WME-3, WME-4, WME-6 and WME-23.

and

Tract E; Tract H; Tract I; Lots 9 through 19 of Block 1; Lots 1 through 22 of Block 2; Lots 1 through 8 of Block 3; Lots 1 through 30 of Block 4; Lots 1 through 24, Block 5; Lots 1 through 2 of Block 6; Lots 1 through 50 of Block 7; Lots 1 through 19 of Bock 8; Lot 7 of Block 10; Lots 1 through 13 of Block 13; Lots 1 through 30 of Block 14; Lots 1 through 19 of Block 15 and the following Water Management Easements; WME-1, WME-2, WME-2A, WME-2B, WME-2C, WME-3, WME-4, WME-6 and WME-23.

Less and Except the following:

Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26,27, 28, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, Block 11 and Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, Block 12,  First Replat of River Point P.U.D. according to the plat thereof recorded in Plat Book 41, Page 21, 21a through 21o, Public Records of St. Lucie County, Florida.

Also less:

Lots 41, 42, 43, 44, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76, 77, 79, 80, 81, 82, 83,84, 85, 86, 87, 88, 89, 90, 91, 92, 93, 94, 95, 96, 97, 98, 99, 100, 101, 102, 103, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117, 118, 119, 120, 121, 122, 123, 124, 125, 126, 127, 128, 129, 130, 131, 132, 133, 134, 135, 136, 137, 138, 139, 140, 141, 142, 143, 144, 145, 146, 147, 148, 149, 150, 151, 152, 153, 154, 155, 156, 157, 158, 159, 160, 161, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171, 172, 173, 174, 175, 176, 177, 178, 179, 180, 181, 182, 183, 184, 185, 186, 187, 188, 189, 190, 191, 192, 193, 194, 195, 196, 197, 198, 199, 200, 201, 202, 203, 204, 205, 206, 207, 208, 209, 210, 211, 212, 213, 214, 215, 216, 217, 218, 219, 220, 221, 222, 223, 224, 225, 226, 227, 228, 229, 230, 231, 232, 234, 235, 236, 237, 238, 239, 240, 241, 242, 243, 244, 245, 246, 247, 248, 249, 250, 251, 253, 254, 255, 256, 257, 258, 259, 260, 262, 263, 264, 265, 266, 267, 268, 269, 270, 271, 272, 273, 274, 275, 276, 277, 278, 279, 280, 281, 282, 283, 284, 285, 286, 287, 288, 289, 290, 291, 292, 293, 294, 295, 296, Tesoro Preserve Plat No. 2, according to the Plat thereof as recorded in Plat Book 44, Page 15, Public Records of St. Lucie County, Florida.

Also less:

Lots 9, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, and 39, Tesoro Preserve Plat No. 1, according to the map or plat thereof as recorded in Plat Book 44, Page 17, Public Records of St. Lucie County, Florida.

Also less:

Lots 10, 11, 13, 15, 17, 19, 21, 40, Tesoro Preserve Plat NO. 3, according to the map or plat thereof as recorded in Plat Book 51, Page 1, Public Records of St. Lucie County, Florida.

Also less:

Lots 4, 5, 6, 14, 16, 17, 21, 24, 32, 33, 63, 74, Tesoro Preserve Plat No. 5, according to the map or plat thereof as recorded in Plat Book 54, Page 38, Public Records of St. Lucie County, Florida.

And Less :

Tract C, Tesoro Preserve Plat No. 2, according to the map or plat thereof as recorded in Plat Book 44, Page 15, Public Records of St. Lucie County, Florida.

Also Less:

Lots 45, 78, 208, 252, 261, Tesoro Preserve Plat No. 2, according to the map or plat thereof as recorded in Plat Book 44, Page 15, Public Records of St. Lucie County, Florida.

and

Lot 29, Block 11, First Replat of River Point P.U.D., according to the map or plat thereof as recorded in Plat Book 41, Page 21, Public Records of St. Lucie County, Florida.

and

Lots 1, 2, 3, 4, 5, 12, 14, 16, 18, 20, 22, 23, and 40A, Tesoro Preserve Plat No. 3, according to the map or plat thereof as recorded in Plat Book  51, Page 1, Public Records of St. Lucie County, Florida.

EXHIBIT C

Permits

SFWMD Permits:

1.
SFWMD Application No. 040712-15 modifying Environmental Resource Permit No. 56-01506-P to allow the construction and operation of a surface water management system to serve a 201.03 acre portion of the Property known as Tesoro Preserve Parcels A, B, D, E and F.  Originally issued on August 10, 2005

2.
SFWMD Application No. 020726-8 modifying Environmental Resource Permit No. 56-01506-P  to reduce size of lots, realignment of roads and reduction in the wetland impact within Pods, A, B, D-F of Tesoro Preserve Parcel A.  Originally issued on February 24, 2003

3.	SFWMD Application No. 041028-2 modifying General Water Use Permit No. 56-02217-W to allow water use for landscaping turf on a 16.7 acre portion of the Property. Originally issued on August 26, 2005

4.	SFWMD Application No. 080211-14 modifying General Water Use Permit No. 56-02217-W to allow water use for general landscape irrigation. Originally issued on March 4, 2008

5.	SFWMD Application No. 080325-13 modifying General Water Use Permit No. 56-02217-W to allow water use for general landscape irrigation. Originally issued on May 1, 2008

Army Corps of Engineers Permits:

1.	Department of the Army permit number 1944047548 (IP-TKW) authorizing the construction of a causeway to access an upland spoil island. Originally issued on December 19, 1996

2.
Department of the Army permit number 194404754 (IP-SS)  authorizing the placement of fill material over 1.99 cares of wetlands for the construction of a causeway to access an upland spoil island. Originally issued on January 14, 1997

3.
Department of the Army permit number 194404754 (IP-TKW) modifying 1944047548 (IP-TKW), authorizing the construction of a causeway to access an upland spoil island. Originally issued on December 4, 2003

4.
Department of the Army permit number 194404754 (IPJBH) authorizing the impact of 3.96 acres of law quality wetlands and 2.74 acres of “waters of the United States” in connection with the development of Project and requiring onsite mitigation of 26.89 acres of wetland enhancement.  Originally issued on September 30, 2005